EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                        ACTING CHIEF FINANCIAL OFFICER OF
                        AIR TRANSPORT GROUP HOLDINGS, INC
            FORM 10-Q FOR THE SIX MONTH PERIOD ENDED OCTOBER 31, 2008
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Arnold  Leonora,  am the Chief  Executive  Officer and acting Chief Financial
Officer of Air Transport Group Holdings, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the six month period ended October 31, 2008 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: December 12, 2008
                                             By: /s/ Arnold Leonora
                                                --------------------------------
                                                Arnold Leonora
                                                President and Director